   As filed with the Securities and Exchange Commission on February 13, 2001.

                                                 Registration No. 333-__________

                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                GBC BANCORP, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                          165 NASH STREET
            GEORGIA                 LAWRENCEVILLE, GEORGIA 30045             58-2265327
-------------------------------   -------------------------------  -------------------------------
(State or other jurisdiction of   (Address of principal executive  (I.R.S. Employer Identification
incorporation or organization)                offices)                         Number)

                             1998 STOCK OPTION PLAN
                                       OF
                       GBC BANCORP, INC. (178,500 SHARES)
                                       AND
      CERTAIN SHARES HELD BY A DIRECTOR OF GBC BANCORP, INC. (1,500 SHARES)
      ---------------------------------------------------------------------
                            (Full title of the plan)

                            Steven S. Dunlevie, Esq.
                      Womble Carlyle Sandridge & Rice, PLLC
                            3500 One Atlantic Center
                         1201 West Peachtree Street, NE
                             Atlanta, Georgia 30309
                                 (404) 872-7000
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES TO   AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
    BE REGISTERED         REGISTERED         SHARE(1)            PRICE(1)       REGISTRATION FEE(1)
----------------------  --------------  ------------------  ------------------  -------------------
Common Stock,           180,000 shares        $10.00            $1,800,000             $450
$1.00 par value

(1) Pursuant to Rule 457(c) and (h)(1), based on the option price ($10.00) for options granted under the GBC Bancorp, Inc. 1998 Stock Option Plan and exercise price of shares acquired by a director.

                                EXPLANATORY NOTE

         This Registration Statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales of shares of common stock of the Registrant that have been issued pursuant to Registrant's 1998 Stock Option Plan. The second part contains information required pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-B, the Plan Information specified by Part I is being separately provided to the Registrant's employees, officers, directors and consultants as specified in Rule 428(b)(1) and is not being filed with the Securities and Exchange Commission.

                                     PART I

                                RESALE PROSPECTUS

                                   PROSPECTUS

                                GBC BANCORP, INC.

                          1,500 SHARES OF COMMON STOCK
                                ($1.00 PAR VALUE)

         This prospectus is part of a registration statement that covers 1,500 shares of our common stock. These shares may be offered and sold from time to time by one of our shareholders. We will not receive any of the proceeds from the sale of the common shares. We will bear the costs relating to the registration of the common shares, which we estimate to be less than $500.

         The common shares are not traded quoted or listed on any market.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         PURCHASING SHARES OF COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON page 2.

                           --------------------------

               The date of this prospectus is February 13, 2001

         In this prospectus, we use the terms "GBC Bancorp," "we," "us" and "our" to refer to GBC Bancorp, Inc., a Georgia corporation and its wholly owned subsidiary, Gwinnett Banking Company, a Georgia bank.

---------------

         You should rely on the information contained or incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" on page 7. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than on the front cover of this prospectus.

                                   THE COMPANY

GBC BANCORP, INC.

         We are a holding company for Gwinnett Banking Company, a Georgia bank.

MARKET AND COMPETITION

         We believe that Gwinnett County has a very active and competitive banking market. Based on the Federal Deposit Insurance Corporation Summary of Deposits as of June 30, 1999, there were 26 commercial banks, three thrift institutions and four credit unions that operate 150 offices in Gwinnett County. We believe that our personalized service enables us to compete favorably with larger financial institutions in our target market of small to medium-sized businesses.

LENDING POLICY

         Our lending business consists principally of making loans to small- and medium-sized businesses and to their owners, officers and employees, loans to independent single-family residential contractors, loans that are guaranteed by the Small Business Administration and loans to individual consumers. Our loan portfolio consists of single-family residential construction loans, commercial loans, consumer and Small Business Administration loans.

DEPOSITS

         Our primary sources of deposits are residents of and businesses located in Gwinnett County and to a lesser extent Cobb County, DeKalb County and Fulton County. Our deposit mix at December 31, 2000 consisted of non interest-bearing demand deposits, interest-bearing demand and money market deposits, savings deposits, time deposits of $100,000 or more and other time deposits.

         We are located at 165 Nash Street, Lawrenceville, Georgia 30045, our telephone number is (770) 995-0000 and our Web site address is www.gwinnettbanking.com. GBC Bancorp was incorporated in Georgia in 1996 and Gwinnett Banking Company received its Georgia banking charter in 1997. Information on our Web site does not constitute part of this prospectus and you should rely only on information contained in this prospectus in deciding whether to invest in our common stock.

                                  THE OFFERING

SECURITIES OFFERED ........    1,500 shares of common stock, $1.00 par value.

OFFERING PRICE ............    All or part of the shares offered hereby may be sold from time to time in amounts and on terms to be determined by the selling shareholder at the time of the sale.

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. In determining whether to make an investment, you should consider carefully all of the information set forth in this prospectus and, in particular, the following factors. The shares of our common stock we are offering are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

THE MARKETS FOR OUR SERVICES ARE HIGHLY COMPETITIVE AND WE FACE SUBSTANTIAL COMPETITION.

         The banking business is highly competitive. We will compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms soliciting business from residents of Gwinnett County, Georgia, many of which have greater resources than we have. Many of our competitors enjoy competitive advantages including greater financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer additional services, more favorable pricing alternatives and lower origination and operating costs. Increased competitive pressures could be one effect of the recently adopted Gramm-Leach-Bliley Act described below under "Business-Supervision and Regulation." This competition could result in a decrease in loans we originate and could negatively affect our results of operations.

         In attracting deposits, we compete with insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Traditional banking institutions, as well as entities intending to transact business solely on-line, are increasingly utilizing the Internet as a means of attracting deposits without geographic or physical limitations. In addition, many nonbank competitors are not subject to the same extensive regulations that govern us. These competitors may offer higher interest rates than we offer, which could result in either our attracting fewer deposits or in our being required to increase our rates in order to attract deposits. Increased deposit competition could increase our cost of funds and could affect adversely our ability to generate the funds necessary for our lending operations, which would negatively affect our results of operations.

CHANGES IN INTEREST RATES COULD HAVE AN ADVERSE EFFECT ON OUR INCOME.

         Our profitability depends to a large extent upon our net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change so that the interest we pay on deposits and borrowings increases faster than the interest we earn on loans and investments. Changes in interest rates also can affect the value of our loans. An increase in interest rates could adversely affect borrowers' ability to pay the principal or interest on our loans. This may lead to an increase in our nonperforming assets and could have a material and negative effect on our results of operations.

         Interest rates are highly sensitive to many factors, including governmental monetary policies and domestic and international economic and political conditions. Conditions such as inflation, recession, unemployment, money supply and other factors beyond our control may also affect interest rates. Fluctuations in market interest rates are neither predictable nor controllable and may have a material and negative effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATIONS, INCLUDING NEW LEGISLATION, THAT AFFECT OUR OPERATIONS AND MAY RESULT IN HIGHER OPERATING COSTS OR INCREASED COMPETITION FOR US.

         Our success will depend not only on competitive factors, but also on state and federal regulations affecting banks and bank holding companies generally. Regulations now affecting us may change at any time, and such changes may adversely affect our business.

         We are subject to extensive regulation by the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. Supervision, regulation and examination of banks and bank holding companies by bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders. These agencies examine bank holding companies and commercial banks, establish capital and other financial requirements and approve new branches, acquisitions or other changes of control. Our ability to establish new branches or to make acquisitions is conditioned upon the receipt of required regulatory approvals from the applicable regulators.

         We believe that changes in legislation and regulations will continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit us and our bank, others will increase our costs of doing business and could assist our competitors, which are not subject to similar regulation.

         The Gramm-Leach-Bliley Act became effective on March 11, 2000. This major banking legislation now permits affiliation among depository institutions and entities whose activities are considered financial in nature. Activities that are expressly considered financial in nature include securities and insurance underwriting and agency, investment management and merchant banking. With certain exceptions, this act similarly expanded the authorized activities of subsidiaries of national banks and, indirectly through the provisions of state law, Georgia banks. In general, these expanded powers are reserved to bank holding companies and banks where all depository institutions affiliated with them are well capitalized and well managed based on applicable banking regulation. The act clarifies state regulation of insurance products sold by depository institutions, imposes rules on data privacy and repeals some of the exemptions enjoyed by banks under federal securities laws relating to the offering of securities and the licensing of broker-dealers and investment advisors. This act will be the subject of extensive rulemaking by federal banking regulators and others. Although the effects of this legislation will only begin to be understood over the next several years and cannot presently be predicted with any certainty, it may accelerate trends toward larger financial services companies offering a wider range of products and services. Firms of this type may have increased resources and market power that may adversely affect our ability to compete effectively.

BECAUSE A SIGNIFICANT PORTION OF OUR LOAN PORTFOLIO IS SECURED BY REAL ESTATE, ANY NEGATIVE CONDITIONS AFFECTING REAL ESTATE MAY HARM OUR BUSINESS.

         A significant portion of our loan portfolio consists of commercial loans that are secured by various types of real estate as collateral, as well as real estate loans on commercial properties. Because these loans rely on real estate as collateral, either totally in the case of real estate loans or partially in the case of commercial loans secured by real estate, they are sensitive to economic conditions and interest rates. Real estate lending also presents additional credit related risks, including a borrower's inability to pay and deterioration in the value of real estate held as collateral.

WE HAVE A SIGNIFICANT AMOUNT OF CONSTRUCTION LOANS. THESE LOANS ARE SUBJECT TO ADDITIONAL RISKS UNIQUE TO THE BUILDING INDUSTRY THAT COULD NEGATIVELY AFFECT OUR NET INCOME.

         Historically, our loan portfolio has included a concentration of construction loans consisting of one-to-four family residential construction loans, commercial construction loans and land loans for residential and commercial development. Conditions in the construction-lending sector have been favorably affected by the same factors affecting real estate loans generally. These favorable conditions may not continue. In addition to the risk of nonpayment by borrowers, construction lending poses additional risks in that:

         -        land values may decline;

         - developers or builders may fail to complete or develop projects;

         -        municipalities may place moratoriums on building;

         -        developers may fail to sell the improved real estate;

         -        there may be construction delays and cost overruns;

         -        insufficient collateral may exist; or

         -        permanent financing may not be obtained in a timely manner.

         Any of these conditions could negatively affect our net income and our financial condition.

IF OUR ALLOWANCE FOR LOAN LOSSES IS NOT ADEQUATE TO COVER ACTUAL LOSSES, OUR NET INCOME MAY DECREASE.

         We are exposed to the risk that our customers will be unable to repay their loans in a timely fashion and that any collateral securing the payment of loans may not be sufficient to assure repayment. Borrowers' inability to repay their loans could erode our bank's earnings and capital. We maintain an allowance for loan losses to cover loan defaults. We base our allowance for loan losses on various assumptions and judgments regarding the collectibility of loans, including our prior experience with loan losses, as well as an evaluation of the risks in our loan portfolio. We maintain this allowance at a level we consider adequate to absorb anticipated losses. The amount of future loan losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond our control.

         Actual losses may exceed our estimates and we may have to increase the allowance for loan losses. This would cause us to increase our provision for loan losses, which would decrease our net income. Further, state and federal regulatory agencies, as an integral part of their examination process, review our loans and our allowance for loan losses. Regulators, when reviewing our loan portfolio, may require us to increase our allowance for loan losses, which would negatively affect our net income.

IF ECONOMIC CONDITIONS IN GWINNETT COUNTY DETERIORATE, OUR BUSINESS MAY BE NEGATIVELY AFFECTED.

         Our success depends on the general economic conditions of the markets we serve. Our operations are concentrated in Gwinnett County, Georgia, and to a lesser extent in Cobb, DeKalb and Fulton Counties, Georgia. If economic conditions in Gwinnett County are unfavorable or deteriorate, we could experience an increase in the number of borrowers that are unable to repay their loans on a timely basis. This could lead to higher rates of loss and loan payment delinquencies. These factors could have a negative effect on our business, financial condition and results of operations.

LOSING KEY PERSONNEL WILL NEGATIVELY AFFECT US.

         Competition for personnel is stronger in the banking industry than many other industries, and we may not be able to attract or retain the personnel we require to compete successfully. We currently depend heavily on the services of our Chairman and Chief Executive Officer, Larry D. Key, and a number of other members of our senior management team. Losing Mr. Key's services or those of other members of senior management could affect us in a material and adverse way. Our success will also depend on attracting and retaining additional qualified management personnel.

THERE IS NO ESTABLISHED TRADING MARKET FOR OUR COMMON STOCK.

         There is no public trading market for the shares of our common stock, and we do not anticipate that a market for our common stock will develop as a result of this offering. As a result, investors who may wish or need to dispose of all or a part of their investment in our common stock may not be able to do so except by private direct negotiations with third parties, assuming that third parties are willing to purchase our common stock.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK.

         We have never declared or paid, and we do not currently intend to declare or pay, cash dividends on our common stock because we expect to apply any earnings to developing and expanding our business. In addition, our ability to pay dividends is subject to regulatory limitations.

WE ARE STILL A YOUNG COMPANY WITH A LIMITED OPERATING HISTORY.

         We opened for business only three years ago. Although we have grown very rapidly, we have a relatively short operating history. We may not continue to perform as well as we have in the past, and we may continue to be unprofitable.

WE ENCOUNTER TECHNOLOGICAL CHANGE CONTINUALLY, AND WE HAVE FEWER RESOURCES THAN MANY OF OUR COMPETITORS TO INVEST IN TECHNOLOGICAL IMPROVEMENTS.

         The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to serving customers better, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address our customers' needs by using technology to provide products and services that will satisfy customer demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements than we have. We may not be able to implement new technology-driven products and services effectively or be successful in marketing these products and services to our customers.

SALES OF COMMON STOCK BY EXISTING SHAREHOLDERS COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Sales of a significant number of shares of our common stock following this offering, or the perception that the sales could occur, could adversely affect the market price of our common stock. The shares offered by this prospectus will be freely tradable without restriction, except for any shares that are purchased by our affiliates.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements, including or related to our future results, including certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this prospectus, the words "estimate," "project," "intend," "believe" and "expect" and similar expressions identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus as stated on the front cover and we have no obligation to update publicly or revise any of these forward-looking statements.

         These and other statements, which are not historical facts, are based largely on management's current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among other things, the risks and uncertainties described in "Risk Factors."

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common shares. We have paid the costs relating to the registration of these shares, which we estimate to be less than $500.

                               SELLING SHAREHOLDER

         The shares being offered by the selling shareholder were issued upon the exercise of options that we issued pursuant to our 1998 Stock Option Plan.

         The following table sets forth, for the selling shareholder, the amount of common stock of the Company owned, the number of shares of common stock offered hereby and the number of shares of common stock to be held and the percentage of outstanding stock to be beneficially owned after completion of this offering (assuming the sale of all shares offered under this prospectus). The selling shareholder has served on the Board of Directors of the Company since its inception.

                                                          NUMBER OF SHARES         BENEFICIAL
                                                          TO BE HELD AFTER    OWNERSHIP AFTER THE
                     NUMBER OF SHARES   NUMBER OF SHARES  THE COMPLETION OF   COMPLETION OF THIS
       NAME                OWNED         OFFERED HEREBY     THIS OFFERING          OFFERING
       ----          ----------------   ----------------  -----------------   -------------------
Douglas A. Langley        25,900(1)           1,500             24,400                2.7%

---------------
(1) Includes 20,000 shares held by the Ashworth & Associates, P.C. 401(k) Profit Sharing Plan in which Mr. Langley is the Trustee, and options to purchase 2,400 shares of our common stock

                              PLAN OF DISTRIBUTION

         GBC Bancorp is registering the shares covered by this prospectus for the selling shareholder. As used in this prospectus, "selling shareholder" includes the pledgees, donees, transferees or others who may later hold the selling shareholder's interests. GBC Bancorp will pay the costs and fees of registering the shares, but the selling shareholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

         The selling shareholder may sell the shares at market prices prevailing at the time of sale, or at negotiated prices.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus have been audited by Maudlin & Jenkins independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

         The legality of the shares offered hereby has been passed upon for us by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia. Members of Womble Carlyle Sandridge & Rice, PLLC own 500 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we have filed at the SEC's public reference rooms located at 450 Fifth Street, N.W., Judiciary Plaza, Room 124, Washington, D.C. 20549, and at regional offices of the SEC at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, New York, New York 10048. For further information on the SEC's public reference rooms, please call 1-800-SEC-0330. Our filings are also available to the public from the SEC's Internet web site at http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Additional prospectuses or prospectus supplements may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading "Incorporation of Certain Documents by Reference."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference:

                  (1) Annual report on Form 10-KSB for the year ended December 31, 1999;

                  (2) Quarterly reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

                  (3) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-19081), filed with the Commission on December 31, 1996, including any amendment or report filed for the purpose of updating such description.

         Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act are incorporated by reference in this prospectus until we complete the offering of the securities.

         We will provide each person to whom a copy of this prospectus has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning John Hopkins, 165 Nash Street, Lawrenceville, Georgia 30045 (telephone (770) 995-0000).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by GBC Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                  (c) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-19081), filed with the Commission on December 31, 1996, including any amendment or report filed for the purpose of updating such description; and

                  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date hereof.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Articles of Incorporation authorize the Company to issue up to 3,000,000 shares of Common Stock, par value $1.00 per share. All outstanding shares of Common Stock of the Company are entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, are entitled to share equally in all assets of the Company available for distribution to the shareholders. The Company does not anticipate paying any cash dividends on the Common Stock in the near future. Each holder of a share of outstanding Common Stock is entitled to one vote for each share on all matters submitted to the shareholders. Holders of Common Stock do not have any preemptive right to acquire authorized but unissued capital stock of the Company. There is no cumulative voting, redemption right, sinking fund provision or right of conversion in existence with respect to the Common Stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Members of Womble Carlyle Sandridge & Rice, PLLC own 500 shares of our common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Consistent with the pertinent provisions of the laws of Georgia, the Company's Articles of Incorporation provide that the Company shall have the power to indemnify its directors and officers against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made: (a) by the Board of Directors of the Company; (b) in certain circumstances, by independent legal counsel in a written opinion; or (c) by the affirmative vote of a majority vote of the shares entitled to vote.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The Company relied on the exemption from registration contained in
Section 4(2) of the Securities Act of 1933 with regard to the issuance of 1,500 shares of common to one of its directors. The shares were issued upon the exercise of a non-qualified stock option granted to one of the directors of the Company.

ITEM 8.  EXHIBITS

         The following exhibits are filed as a part of this Registration
Statement:

NUMBER                               DESCRIPTION
------                               -----------

4.1      Articles of Incorporation of the Company, as amended (filed as Exhibit
         3.1 to the Registration Statement on Form SB-2, as amended
         (Registration No. 333-19081)).

4.2      Bylaws of the Company (filed as Exhibit 3.2 to the Registration
         Statement on Form SB-2, as amended (Registration No. 333-19081)).

4.3      Specimen Common Stock Certificate (filed as Exhibit 4.2 to the
         Registration Statement on Form SB-2, as amended (Registration No.
         333-19081)).

5.1 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (contained in its opinion filed as Exhibit 5.1).

23.2     Consent of Mauldin & Jenkins, LLC.

24.1     Power of Attorney (included on signature page to this Registration
         Statement).

99.1 1998 Stock Option Plan of GBC Bancorp, Inc. (filed as Exhibit 10.5 to the Registrant's Form 10-KSB filed on March 30, 1999).

ITEM 9.  UNDERTAKINGS

                  (a)      The Company hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the Registration
                                             Statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the Registration Statement;

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the Registration
                                             Statement or any material change to
                                             such information in the
                                             Registration Statement; provided,
                                             however, that paragraphs (a)(1)(i)
                                             and (a)(1)(ii) do not apply if the
                                             information required to be included
                                             in a post-effective amendment by
                                             those paragraphs is contained in
                                             periodic reports filed with or
                                             furnished to the Commission by the
                                             Company pursuant to Section 13 or
                                             Section 15(d) of the Exchange Act
                                             that are incorporated by reference
                                             in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, GBC Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of February, 2001.

                   GBC BANCORP, INC.


                   By: /s/ Larry D. Key
                       ---------------------------------------------------------
                       Larry D. Key
                       President, Chief Executive Officer and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Larry D. Key and John T. Hopkins III and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Registration Statement, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2001.

             NAME                                      POSITION                             DATE
             ----                                      --------                             ----


/s/ Larry D. Key                      President and Chairman (Principal Executive     February 13, 2001
---------------------------------     Officer)
Larry D. Key


/s/ John T. Hopkins III               Executive Vice President, Secretary and         February 13, 2001
---------------------------------     Treasurer, (Principal Financial and
John T. Hopkins III                   Accounting Officer)


/s/ James B. Ballard                  Director                                        February 13, 2001
---------------------------------
James B. Ballard


/s/ Jerry M. Boles                    Director                                        February 13, 2001
---------------------------------
Jerry M. Boles


/s/ W. H. Britt                       Director                                        February 13, 2001
---------------------------------
W. H. Britt

             NAME                                      POSITION                              DATE
             ----                                      --------                              ----


/s/ Norris J. Nash                    Director                                        February 13, 2001
---------------------------------
Norris J. Nash


/s/ Richard F. Combs                  Director                                        February 13, 2001
---------------------------------
Richard F. Combs


/s/ W. Grant Hayes                    Director                                        February 13, 2001
---------------------------------
W. Grant Hayes


/s/ Douglas A. Langley                Director                                        February 13, 2001
---------------------------------
Douglas A. Langley


/s/ J. Joseph Powell                  Director                                        February 13, 2001
---------------------------------
J. Joseph Powell


/s/ William S. Stanton                Director                                        February 13, 2001
---------------------------------
William S. Stanton

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                                GBC BANCORP, INC.

   NUMBER
DESCRIPTION
-----------

4.1            Articles of Incorporation of the Company, as amended (filed as Exhibit
               3.1 to the Registration Statement on Form SB-2, as amended
               (Registration File No. 333-19081)).

4.2            Bylaws of the Company (filed as Exhibit 3.2 to the Registration
               Statement on Form SB-2, as amended (Registration No. 333-19081)).

4.3            Specimen Common Stock Certificate (filed as Exhibit 4.2 to the
               Registration Statement on Form SB-2, as amended (Registration File No.
               333-19081)).

5.1            Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (contained in its opinion filed as Exhibit 5.1).

23.2           Consent of Mauldin & Jenkins, LLC.

24.1           Power of Attorney (included on signature page to this Registration
               Statement).

99.1           1998 Stock Option Plan of GBC Bancorp, Inc. (filed as Exhibit 10.5 to the Registrant's Form 10-KSB filed on March 30, 1999).